EXHIBIT 23.1

暉誼(香港)會計師事務所有限公司 PARKER RANDALL CF (H.K.) CPA LIMITED
CL-101-A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
China Changjiang Mining & New Energy Co., Ltd

We hereby consent to the use, in the registration statement on Form 10 K dated February 26, 2013 of the audited financial statements of China Changjiang Mining &New Energy Co., Ltd for the year ended December 31, 2010 and the results of its operations and cash flows for the year then ended, stated in our report dated November 21, 2011 except for the disclosure on the diluted earnings per share on the consolidated statement of income and comprehensive income, disclosure on non-controlling interest and retained earnings on the consolidated statement of shareholders’ equity, and disclosure on net loss on consolidated statement of cash flows which is as at February 19, 2013.

Yours truly,

PARKER RANDALL CF

PARKER RANDALL CF (H.K.) CPA LIMITED

Certified Public Accountants,

Hong Kong

February 26, 2013

Room 2112, 21/F, North Tower, Concordia Plaza, 1 Science Museum Road, Tsim Sha Tsui, Kowloon, Hong Kong.
香港九龍尖沙咀科學館道 1 號康宏廣場北座  2112 室
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